UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Tesla, Inc.

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Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V79351-P38540 TESLA, INC. 1 TESLA ROAD AUSTIN, TX 78725 TESLA, INC. 2025 Annual Meeting Vote by November 5, 2025 11:59 p.m. Eastern Time You invested in TESLA, INC., and it’s time to vote! You have the right to vote on proposals being presented at Tesla’s 2025 Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on November 6, 2025. Get informed before you vote This notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to access and review the proxy materials before voting. View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting such materials prior to October 23, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually or in Person at the Meeting* November 6, 2025 3:00 p.m. Central Time Virtually via the Internet at: www.virtualshareholdermeeting.com/TSLA2025 Limited number of shareholders at: Gigafactory Texas 1 Tesla Road, Austin, TX 78725 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting at www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V79352-P38540 TESLA PROPOSALS 1. A Tesla proposal to elect three Class III directors to serve for a term of three years, or until their respective successors are duly elected and qualified. Nominees: 1a.Ira Ehrenpreis For 1b.Joe Gebbia For 1c. Kathleen Wilson-Thompson For 2. A Tesla proposal for a non-binding advisory vote approving 2024 executive compensation. For 3. A Tesla proposal for approval of the A&R 2019 Equity Incentive Plan. For 4. A Tesla proposal for approval of the 2025 CEO Performance Award. For 5. A Tesla proposal for the ratification the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For 6. A Tesla proposal for adoption of amendments to certificate of formation and bylaws to eliminate applicable supermajority voting requirements. None SHAREHOLDER PROPOSALS (if properly presented) 7. A shareholder proposal regarding Board authorization of an investment in xAI. None 8. A shareholder proposal regarding adopting targets and reporting on metrics to assess the feasibility of integrating sustainability metrics into senior executive compensation plans. Against 9. A shareholder proposal requesting a child labor audit. Against 10. A shareholder proposal to amend the bylaws to repeal 3% derivative suit ownership threshold. Against 11. A shareholder proposal to amend Article X of the bylaws. Against 12. A shareholder proposal to elect each director annually. Against 13. A shareholder proposal regarding proposal that won 54% support at 2024 Tesla annual meeting. Against 14. A shareholder proposal to seek shareholder approval before adopting an amendment to the bylaws pursuant to Section 21.373 of the TBOC. Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof.